As filed with the Securities and Exchange Commission on April 29, 1999
                                                             File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             CT COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                                 NORTH CAROLINA
                          (State or other jurisdiction
                        of incorporation or organization)
                                   56-1837282
                      (I.R.S. Employer Identification No.)

                            68 CABARRUS AVENUE, EAST
                             CONCORD, NORTH CAROLINA
                    (Address of Principal Executive Offices)
                                      28025
                                   (Zip Code)

                             CT COMMUNICATIONS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 BARRY R. RUBENS
                             CT COMMUNICATIONS, INC.
                            68 CABARRUS AVENUE, EAST
                          CONCORD, NORTH CAROLINA 28025
                     (Name and address of agent for service)

                                 (704) 722-2404
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                R. DOUGLAS HARMON
                              MAYER, BROWN & PLATT
                       100 NORTH TRYON STREET, SUITE 2400
                         CHARLOTTE, NORTH CAROLINA 28202
                                 (704) 377-7111
                           (704) 377-2033 (FACSIMILE)


                         CALCULATION OF REGISTRATION FEE

                                       AMOUNT TO BE        PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       REGISTERED     AGGREGATE OFFERING PRICE   AGGREGATE OFFERING     AMOUNT OF REGISTRATION FEE
         TO BE REGISTERED                                     PER SHARE(1)             PRICE(1)
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK                          150,000 shares            $39.50                $5,925,000                $1,648
------------------------------------------------------------------------------------------------------------------------------------

      (1) Estimated solely for the purpose of determining the registration fee based on the average of the high and low trading price on April 26, 1999 as reported by the Nasdaq National Market.

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS

      The documents constituting the prospectus of CT Communications, Inc. with respect to this registration statement are kept on file at our offices. We will provide without charge to participants in the CT Communications, Inc. 1999 Employee Stock Purchase Plan, upon their written or oral request, a copy of the documents constituting the prospectus. Written requests should be directed to Barry R. Rubens, Senior Vice President, CT Communications, Inc., 68 Cabarrus Avenue, East, Post Office Box 227, Concord, North Carolina 28026-0227. Telephone requests may be directed to (704) 722-2404.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have heretofore been filed by CT Communications, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission ("Commission"), are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 29, 1999; and

        (b) The description of the common stock of the Company (the "Common Stock") contained in the section entitled "Description of Registrant's Securities to be Registered" from the Company's registration statement on Form 8-A dated January 28, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company has adopted a bylaw, as permitted by the North Carolina Business Corporation Act ("NCBCA"), which provides that, in addition to the indemnification of directors and officers otherwise provided by the NCBCA, the Company must, under certain circumstances, indemnify current or former directors or officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors or officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be clearly in conflict with the best interests of the corporation. Pursuant to such bylaw, the Company may also maintain insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise.

        In addition to the above-described indemnification provisions, Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) he conducted himself in good faith,
(ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify him in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him. The above standard of conduct is determined by the Board of Directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54.

        The Articles of Incorporation of the Company provide that, to the fullest extent permitted by the NCBCA, a director of the Company shall not be personally liable to the Company, its shareholders or otherwise for monetary damages for breach of his duty as a director. This provision precludes any claim by the shareholders of the Company for monetary damages based on a breach of duty of directors, with the following exceptions under the NCBCA: (i) acts or omissions that such director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) certain unlawful distributions, including unlawful redemptions of shares, (iii) any transaction from which such director derived an improper personal benefit or
(iv) acts or omissions occurring prior to the effectiveness of the provision on April 27, 1988.

ITEM 8.  EXHIBITS.

        See Index to Exhibits, which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on April 28, 1999.

                                       CT COMMUNICATIONS, INC.


                                       By/s/ MICHAEL R. COLTRANE
                                         ---------------------------------------
                                           Michael R. Coltrane
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes any Authorized Officer acting alone to execute in the name of such person and in the capacity indicated below, and to file, any amendments to this registration statement that any Authorized Officer deems necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, and to take any other action on behalf of such person that any Authorized Officer deems necessary or desirable in connection herewith. The term "Authorized Officer" as applied with respect to any action taken pursuant to this authorization means (i) any person who is the Registrant's President and Chief Executive Officer or Senior Vice President and Chief Financial Officer at the time such action shall be taken and (ii) any other officer of the Registrant or of a wholly owned subsidiary of the Registrant who shall be authorized by any person identified in clause (i) to act as an Authorized Officer for purposes of this paragraph.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

        Signature                                  Title                        Date
        ---------                                  -----                        ----


/s/ L.D. COLTRANE, III              Chairman of the Board                    April 28, 1999
-----------------------------       and Director
L.D. Coltrane, III



/s/ MICHAEL R. COLTRANE             President, Chief Executive               April 28, 1999
-----------------------------       Officer and Director
Michael R. Coltrane                 (Principal Executive Officer)



/s/ BARRY R. RUBENS                 Senior Vice President, Treasurer         April 28, 1999
-----------------------------       and Chief Financial Officer
Barry R. Rubens                     (Principal Financial and Principal
                                    Accounting Officer)



/s/ JOHN R. BOGER, JR.              Director                                 April 28, 1999
-----------------------------
John R. Boger, Jr.





                                      II-5





               Signature            Title                                    Date
               ---------            -----                                    ----



/s/ O. CHARLIE CHEWNING, JR.        Director                                 April 28, 1999
-----------------------------
O. Charlie Chewning, Jr.



/s/ WILLIAM A. COLEY                Director                                 April 28, 1999
-----------------------------
William A. Coley



/s/ SAMUEL E. LEFTWICH              Director                                 April 28, 1999
-----------------------------
Samuel E. Leftwich



/s/ JERRY H. McCLELLAN              Director                                 April 28, 1999
-----------------------------
Jerry H. McClellan



                                    Director                                 April   , 1999
-----------------------------
Ben F. Mynatt



/s/ PHIL W. WIDENHOUSE              Director                                 April 28, 1999
-----------------------------
Phil W. Widenhouse

                                INDEX TO EXHIBITS

Exhibit
Number       Description of Document
------       -----------------------

5.1 Opinion of Mayer, Brown & Platt as to the legality of securities being registered

23.1         Consent of KPMG LLP, independent public accountants

23.2         Consent of Mayer, Brown & Platt (included in its opinion filed as
             Exhibit 5.1 hereto)

24.1 Power of Attorney (included with signature page to the registration statement)

99.1 CT Communications, Inc. 1999 Employee Stock Purchase Plan (incorporated by reference to Appendix A attached to the Registrant's definitive proxy statement filed on March 29, 1999)